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                              U.S. AGGREGATES, INC.

                         ------------------------------

                              AMENDED AND RESTATED
                       NOTE AND WARRANT PURCHASE AGREEMENT

                         ------------------------------

                            DATED AS OF JUNE 5, 1998

       $30,000,000 10.34% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2006
                            OF U.S. AGGREGATES, INC.

       $15,000,000 10.09% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2008
                            OF U.S. AGGREGATES, INC.

                     9,535 WARRANTS TO PURCHASE COMMON STOCK
                            OF U.S. AGGREGATES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                             (Not Part of Agreement)
                                                                            PAGE

1.    BACKGROUND.............................................................  1

2.    AMENDMENT AND RESTATEMENT OF 1996 PURCHASE AGREEMENT...................  2
      2A.   Agreement and Consent of the Company.............................  2
      2B.   Agreement and Consent of the Purchaser...........................  2

3.    AUTHORIZATION OF ISSUE OF 1998 NOTES AND 1998 WARRANTS.................  2

4.    PURCHASE AND SALE OF 1998 NOTES AND 1998 WARRANTS......................  2

5.    CONDITIONS OF CLOSING..................................................  3
      5A.   Opinion of Purchaser's Special Counsel...........................  3
      5B.   Opinion of Company's Counsel; Opinion of Each Guarantor's
            Local Counsel....................................................  4
      5C.   Representations and Warranties; No Default.......................  4
      5D.   Purchase Permitted By Applicable Laws............................  4
      5E.   1998 Warrant Agreement; Registration Rights Agreement;
            Charter Amendment, etc...........................................  4
      5F.   Subsidiary Guaranty..............................................  5
      5G.   Bank Credit Agreement............................................  5
      5H.   Private Placement Numbers........................................  5
      5I.   Closing Expenses.................................................  5
      5J.   Transaction Structuring Fee......................................  5
      5K.   Merger Agreement and Related Documents...........................  5
      5L.   Proceedings Satisfactory.........................................  5

6.    PREPAYMENTS............................................................  6
      6A.   Required Prepayments.............................................  6
      6B.   Optional Prepayment With Yield-Maintenance Amount................  6
      6C.   Offer to Pay upon Change in Control..............................  7
      6D.   Application of Prepayments.......................................  8
      6E.   No Acquisition of Notes..........................................  8
      6F.   Limitations on Payments and Prepayments..........................  8

7.    AFFIRMATIVE COVENANTS..................................................  8
      7A.   Financial Statements.............................................  8
      7B.   Inspection of Property........................................... 10
      7C.   Covenant to Secure Notes Equally................................. 11
      7D.   Payment of Taxes and Claims...................................... 11
      7E.   Maintenance of Properties and Corporate Existence................ 11
      7F.   Pension Plans.................................................... 12
      7G.   Payment of Notes and Maintenance of Office....................... 12
      7H.   Private Offering................................................. 12
      7I.   Line of Business................................................. 12


U.S. AGGREGATES, INC.                   i          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      7J.   Subsidiary Guaranties............................................ 13

8.    NEGATIVE COVENANTS..................................................... 13
      8A.   Interest Expense Coverage........................................ 13
      8B.   Fixed Charge Coverage............................................ 13
      8C.   Leverage Ratio................................................... 13
      8D.   Rental Obligations............................................... 14
      8E.   Restricted Payments.............................................. 14
      8F.   Debt Restrictions................................................ 15
      8G.   Liens............................................................ 15
      8H.   Mergers and Consolidations....................................... 16
      8I.   Sale of Assets; Disposal of Ownership and Debt of a
            Restricted Subsidiary............................................ 17
      8J.   Limitations on Certain Subsidiary Actions........................ 20
      8K.   Restricted Investments........................................... 20
      8L.   Limitation on the Sale of Receivables............................ 21
      8M.   Transactions with Affiliates..................................... 21

9.    EVENTS OF DEFAULT...................................................... 21
      9A.   Acceleration..................................................... 21
      9B.   Rescission of Acceleration....................................... 24
      9C.   Notice of Acceleration or Rescission............................. 24
      9D.   Other Remedies................................................... 24

10.   REPRESENTATIONS, COVENANTS AND WARRANTIES.............................. 25
      10A.  Organization..................................................... 25
      10B.  Financial Statements............................................. 25
      10C.  Actions Pending.................................................. 26
      10D.  Outstanding Debt................................................. 26
      10E.  Title to Properties.............................................. 26
      10F.  Taxes............................................................ 26
      10G.  Transactions Authorized; Obligations are Enforceable............. 26
      10H.  Conflicting Agreements and Other Matters......................... 27
      10I.  Offering of 1998 Notes and 1998 Warrants......................... 28
      10J.  Use of Proceeds.................................................. 28
      10K.  ERISA............................................................ 28
      10L.  Governmental Consent............................................. 28
      10M.  Environmental Compliance......................................... 29
      10N.  Disclosure....................................................... 29
      10O.  Capitalization................................................... 29

11.   REPRESENTATIONS OF THE PURCHASER....................................... 30
      11A.  Nature of Purchase............................................... 30
      11B.  ERISA............................................................ 30


U.S. AGGREGATES, INC.                   ii         AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

12.   SUBORDINATION.......................................................... 31
      12A.  Subordination - General.......................................... 31
      12B.  Limitation on Remedies........................................... 33
      12C.  Obligations of the Company Unconditional......................... 33
      12D.  Subrogation...................................................... 33
      12E.  Certain Definitions.............................................. 34

13.   DEFINITIONS............................................................ 35
      13A.  Yield-Maintenance Terms.......................................... 35
      13B.  Other Terms...................................................... 36
      13C.  Accounting Principles, Terms and Determinations.................. 49

14.   MISCELLANEOUS.......................................................... 50
      14A.  Note Payments.................................................... 50
      14B.  Expenses......................................................... 50
      14C.  Consent to Amendments............................................ 50
      14D.  Form, Registration, Transfer and Exchange of Notes; Lost Notes... 51
      14E.  Persons Deemed Owners; Participations............................ 51
      14F.  Survival of Representations and Warranties; Entire Agreement..... 52
      14G.  Successors and Assigns........................................... 52
      14H.  Notices.......................................................... 52
      14I.  Payments Due on Non-Business Days................................ 52
      14J.  Disclosure to Other Persons...................................... 53
      14K.  Satisfaction Requirement......................................... 54
      14L.  Governing Law.................................................... 54
      14M.  Jurisdiction; Jury Trial......................................... 54
      14N.  Severability..................................................... 54
      14O.  Descriptive Headings............................................. 54
      14P.  Counterparts..................................................... 54

Annex 1     --    Purchaser Schedule
Annex 2     --    Payment Instructions at Closing
Annex 3     --    Information as to Company

Exhibit A1  --    Form of 10.34% Senior Subordinated Note Due November 22, 2006
Exhibit A2  --    Form of 10.09% Senior Subordinated Note Due November 22, 2008
Exhibit B1  --    Form of Company Counsel's Opinion
Exhibit B2  --    Forms of Guarantor Local Counsel Opinions
Exhibit C   --    Form of Officer's Certificate
Exhibit D1  --    Form of Company Secretary's Certificate
Exhibit D2  --    Form of Subsidiary Secretary's Certificate
Exhibit E   --    Form of Warrant Agreement
Exhibit F   --    Form of First Amendment to Registration Rights Agreement
Exhibit G   --    Form of Amended and Restated Subsidiary Guaranty
Exhibit H   --    Form of Charter Amendment


U.S. AGGREGATES, INC.                  iii         AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                              U.S. AGGREGATES, INC.

                         ------------------------------

                              AMENDED AND RESTATED
                       NOTE AND WARRANT PURCHASE AGREEMENT

                         ------------------------------

       $30,000,000 10.34% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2006
                            OF U.S. AGGREGATES, INC.

       $15,000,000 10.09% SENIOR SUBORDINATED NOTES DUE NOVEMBER 22, 2008
                            OF U.S. AGGREGATES, INC.

                     9,535 WARRANTS TO PURCHASE COMMON STOCK
                            OF U.S. AGGREGATES, INC.

                                                        Dated as of June 5, 1998

To the Purchaser Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

      The undersigned, U.S. AGGREGATES, INC., a Delaware corporation (herein called the "Company"), hereby agrees with the purchaser named in the Purchaser Schedule attached hereto (herein called the "Purchaser") as follows:

      1. BACKGROUND.

      The Company has heretofore issued (a) its 10.34% Senior Subordinated Notes due November 22, 2006 (collectively, as in effect immediately prior to the Closing Date, the "1996 Notes") in the aggregate original principal amount of Thirty Million Dollars ($30,000,000) and (b) an aggregate of Six Thousand Three Hundred Twenty-Seven (6,327) warrants (collectively, as in effect immediately prior to the Closing Date, the "1996 Warrants"), pursuant to that certain Note and Warrant Purchase Agreement (as amended and in effect immediately prior to the Closing Date, the "1996 Purchase Agreement"), dated as of November 21, 1996, between the Company and the Purchaser. The Company wishes to amend and restate certain provisions of the 1996 Purchase Agreement on the terms and conditions contained herein and, in connection therewith, authorize and issue additional notes and warrants to the Purchaser, all as more particularly described herein.

      2. AMENDMENT AND RESTATEMENT OF 1996 PURCHASE AGREEMENT.

      2A. Agreement and Consent of the Company. The Company hereby agrees and consents to the amendment and restatement in its entirety of the 1996 Purchase Agreement by this Agreement.


U.S. AGGREGATES, INC.                              AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      2B. Agreement and Consent of the Purchaser. The Purchaser is the holder of one hundred percent (100%) in aggregate principal amount of the 1996 Notes. The Purchaser, subject to the satisfaction of the conditions precedent set forth in paragraph 5, by its execution of this Agreement, agrees and consents to the amendment and restatement in its entirety of the 1996 Purchase Agreement by this Agreement and, upon the satisfaction or waiver of such conditions precedent, the 1996 Purchase Agreement shall be deemed amended and restated in the form of this Agreement.

      3. AUTHORIZATION OF ISSUE OF 1998 NOTES AND 1998 WARRANTS.

            (i) Authorization of Issue of 1998 Notes. The Company will authorize the issue of its senior subordinated promissory notes in the aggregate principal amount of Fifteen Million Dollars ($15,000,000), to be dated the date of issue thereof, to mature November 22, 2008, to bear interest, payable quarterly in arrears, on the unpaid balance thereof from June 5, 1998 until the principal thereof shall have become due and payable at the rate of ten and nine hundredths percent (10.09%) per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A2 hereto (the "1998 Notes"). The term "Notes" as used herein shall include the 1996 Notes and the 1998 Notes. The obligations evidenced by the Notes are subordinated to the Senior Debt pursuant to the provisions of paragraph 12 hereof.

            (ii) Authorization of Issue of 1998 Warrants. The Company will authorize the issue of an aggregate of Three Thousand Two Hundred Eight (3,208) warrants (the "1998 Warrants") to purchase shares of Common Stock of the Company. The 1998 Warrants shall be issued pursuant to the Warrant Agreement (the "1998 Warrant Agreement") in the form of Exhibit E hereto, the certificates representing the 1998 Warrants (the "1998 Warrant Certificates") shall be in the form of Attachment A to the 1998 Warrant Agreement, and the 1998 Warrants shall have the terms provided in the 1998 Warrant Certificates and the 1998 Warrant Agreement.

      4. PURCHASE AND SALE OF 1998 NOTES AND 1998 WARRANTS.

            (i) Purchase and Sale of 1998 Notes and 1998 Warrants. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions herein set forth, the Purchaser agrees to purchase from the Company the aggregate principal amount of 1998 Notes set forth opposite the Purchaser's name in the Purchaser Schedule attached hereto, together with the aggregate amount of 1998 Warrants set forth opposite the Purchaser's name in the Purchaser Schedule attached hereto, for an aggregate consideration equal to Fifteen Million Dollars ($15,000,000). The Company will deliver to the Purchaser, at the offices of Hebb & Gitlin, a professional corporation, at One State Street, Hartford, Connecticut 06103, one or more 1998 Notes registered in the Purchaser's name, evidencing the aggregate principal amount of 1998 Notes to be purchased by the Purchaser and in the denomination or denominations specified with respect to the Purchaser in the Purchaser Schedule, together with one or more 1998 Warrant Certificates (as set forth in the Purchaser Schedule), representing the number of 1998 Warrants indicated on such Purchaser Schedule and registered in the name


U.S. AGGREGATES, INC.                   2          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
      of the holder indicated on such Purchaser Schedule, against payment of the purchase price thereof by transfer of immediately available funds, net of the transaction structuring fee referred to in paragraph 5J, as directed by the Company on Annex 2, on the date of closing, which shall be June 5, 1998 (herein called the "Closing" or the "Closing Date").

            (ii) Original Issue Discount for the 1998 Notes. The Purchaser and the Company agree that any original issue discount attributable, as a result of the delivery of such 1998 Warrants, to any 1998 Note issued by the Company in accordance with the terms and conditions of this Agreement is less than the product of:

                  (a) one-quarter of one percent (0.25%) of the stated
            redemption price at maturity (as such term is defined in Section 1273(a) of the IRC) of such 1998 Note; multiplied by

                  (b) the number of complete years to maturity of such 1998
            Note.

      The Purchaser and the Company agree to use the foregoing for all United States federal, state and local income tax purposes with respect to the transactions contemplated by this Agreement, the 1998 Warrant Agreement and the other Financing Documents. The Purchaser and the Company acknowledge that such original issue discount represents the Fair Market Value of such 1998 Warrants as of the Closing Date.

            (iii) Original Issue Discount for the 1996 Notes. The Purchaser and the Company agree that any original issue discount attributable, as a result of the delivery of the 1996 Warrants, to any 1996 Note issued by the Company in accordance with the terms and conditions of the 1996 Purchase Agreement is less than the product of:

                  (a) one-quarter of one percent (0.25%) of the stated
            redemption price at maturity (as such term is defined in Section 1273(a) of the IRC) of such 1996 Note; multiplied by

                  (b) the number of complete years to maturity of such 1996
            Note.

      The Purchaser and the Company agree to use the foregoing for all United States federal, state and local income tax purposes with respect to the transactions contemplated by this Agreement, the 1996 Warrant Agreement and the other Financing Documents. The Purchaser and the Company acknowledge that such original issue discount represents the Fair Market Value of such 1996 Warrants as of the Prior Closing Date.

      5. CONDITIONS OF CLOSING. The Purchaser's obligation to purchase and pay for the 1998 Notes and 1998 Warrants to be purchased by the Purchaser hereunder and the amendment and restatement of the 1996 Purchase Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions:


U.S. AGGREGATES, INC.                  3           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      5A. Opinion of Purchaser's Special Counsel. The Purchaser shall have received from Hebb & Gitlin, a Professional Corporation, who are acting as special counsel for the Purchaser in connection with this transaction, a favorable opinion satisfactory to the Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

      5B. Opinion of Company's Counsel; Opinion of Each Guarantor's Local Counsel. The Purchaser shall have received from Kirkland & Ellis, special counsel for the Company, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit B1 hereto. The Purchaser shall have received from special local counsel for each of the Restricted Subsidiaries executing the Subsidiary Guaranty, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit B2 hereto.

      5C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 10 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date and signed by a Responsible Officer of the Company, substantially in the form of Exhibit C hereto, certifying as to both such effects and that the conditions specified in this paragraph 5 have been fulfilled, and a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D1 hereto, with respect to the matters therein set forth. Each Subsidiary shall have delivered to the Purchaser a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of such Subsidiary, substantially in the form of Exhibit D2 hereto, with respect to the matters therein set forth.

      5D. Purchase Permitted By Applicable Laws. The purchase of and payment for the 1998 Notes and the 1998 Warrants to be purchased by the Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such 1998 Notes and 1998 Warrants by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

      5E. 1998 Warrant Agreement; Registration Rights Agreement; Charter Amendment, etc.

            (i) 1998 Warrant Agreement. The Company shall have executed and delivered the 1998 Warrant Agreement. The Company shall have issued to the Purchaser 1998 Warrants in the amount set forth below the Purchaser's name on the Purchaser Schedule attached hereto.

            (ii) Registration Rights Agreement. The Company, Senior Management and GTCR LP shall have executed and delivered the First Amendment to Registration Rights and Stockholders' Agreement in the form of Exhibit F hereto.


U.S. AGGREGATES, INC.                  4           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (iii) Charter Amendment. The Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware.

            (iv) Reservation of Shares. The shares of Common Stock issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance upon such exercise.

      5F. Subsidiary Guaranty. Each Restricted Subsidiary shall have executed and delivered the Amended and Restated Subsidiary Guaranty (the "Subsidiary Guaranty") to the Purchaser in the form of Exhibit G hereto.

      5G. Bank Credit Agreement.

            (i) No event shall have occurred and no condition shall exist that shall prohibit the Company from borrowing under the Bank Credit Agreement.

            (ii) The Bank Credit Agreement shall have been amended to, inter alia, permit the execution and delivery of this Agreement by the Company and the Subsidiary Guaranty by all Subsidiaries identified in Exhibit G hereto as parties to such Subsidiary Guaranty, and a copy of such amendment shall have been delivered to the Purchaser.

      5H. Private Placement Numbers. The Company shall have obtained or caused to be obtained private placement numbers for the 1998 Notes and the 1998 Warrants from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc., and the Purchaser shall have been informed of such private placement numbers.

      5I. Closing Expenses. The Company shall have paid at the closing the statement for fees and disbursements of the special counsel for the Purchaser presented on the Closing Date.

      5J. Transaction Structuring Fee. The Company shall have paid a non-refundable transaction structuring fee in the aggregate amount of One Hundred Fifty Thousand Dollars ($150,000) to The Prudential Insurance Company of America.

      5K. Merger Agreement and Related Documents. You shall have received a copy of the Merger Agreement as executed, together with all exhibits and schedules thereto, and of each document required under the Merger Agreement to be delivered or filed in connection with the consummation of the Merger certified as true, correct and complete by a senior officer of the Company. All conditions precedent to the consummation of the Merger under the Merger Agreement shall have occurred, all governmental authorizations, consents, approvals, exemptions or other actions required in connection with the Merger Agreement shall have been duly received or taken, and the transactions contemplated by the Merger Agreement shall have been duly consummated (or shall simultaneously be occurring) substantially in accordance with the terms of the Merger Agreement.

      5L. Proceedings Satisfactory. All proceedings taken in connection with the issuance and sale of the 1998 Notes and the 1998 Warrants and all documents and papers relating thereto shall be satisfactory to the Purchaser and its special counsel. The


U.S. AGGREGATES, INC.                  5           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

Purchaser and its special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith or in connection with such special counsel's closing opinion, all in form and substance satisfactory to the Purchaser and such special counsel.

      6. PREPAYMENTS. The unpaid principal amount of the 1996 Notes is due on November 22, 2006. The unpaid principal amount of the 1998 Notes is due on November 22, 2008. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 6A and the optional prepayments permitted by paragraph 6B, and upon certain changes in control, as set forth in paragraph 6C.

      6A. Required Prepayments.

            (i) 1996 Notes. Until the 1996 Notes shall be paid in full, the Company shall apply to the prepayment of the 1996 Notes, without premium, the sum of Six Million Dollars ($6,000,000) on November 22 in each of the years 2003 to 2005, inclusive, and such principal amounts of the 1996 Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining principal amount of the 1996 Notes, together with interest accrued thereon, shall become due on the maturity date of the 1996 Notes.

            (ii) 1998 Notes. Until the 1998 Notes shall be paid in full, the Company shall apply to the prepayment of the 1998 Notes, without premium, the sum of Four Million Five Hundred Thousand Dollars ($4,500,000) on November 22, 2006 and November 22, 2007 and such principal amounts of the 1998 Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining principal amount of the 1998 Notes, together with interest accrued thereon, shall become due on the maturity date of the 1998 Notes.

      6B. Optional Prepayment With Yield-Maintenance Amount.

            (i) Optional Prepayment Right. The Notes shall be subject to prepayment, in whole at any time or from time to time in part on any interest payment date (in multiples of One Million Dollars ($1,000,000)), at the option of the Company at one hundred percent (100%) of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

            (ii) Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 6B(i) hereof not less than ten (10) Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 6B(i) hereof. The notice of prepayment shall also set forth in reasonable detail the Company's calculation of the estimated Yield-Maintenance Amount payable to each holder of Notes in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance


U.S. AGGREGATES, INC.                  6           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 6B(i) hereto, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

      6C. Offer to Pay upon Change in Control.

            (i) Notice and Offer. In the event of either

                  (a) a Change in Control, or

                  (b) the obtaining of knowledge of a Notice Event by any
            Responsible Officer (including, without limitation, via the receipt of notice of a Notice Event from any holder of Notes),

      the Company will, within three (3) Business Days of the occurrence of either of such events, give written notice (the "Control Event Notice") of such Change in Control or Notice Event to each holder of Notes. In the event of a Change in Control, the Control Event Notice shall contain, and shall constitute, an irrevocable offer to pay all, but not less than all, the Notes held by such holder on the date specified in such Control Event Notice (the "Control Payment Date") which shall be thirty (30) days after the date of such Control Event Notice. If the Control Payment Date shall not be specified in such Control Event Notice, the Control Payment Date shall be the thirtieth (30th) day after the date of such holder's receipt of such Control Event Notice. In no event will the Company take any action to consummate or finalize a Change in Control unless contemporaneously with such action the Company gives the Control Event Notice required to be given in accordance with this paragraph 6C.

            (ii) Acceptance and Payment; Rejection. To accept such offered payment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least two (2) days prior to the Control Payment Date. Such offered payment shall be made at one hundred percent (100%) of the principal amount of the Notes held by holders having accepted such offer, together with interest on the Notes then being paid accrued to the Control Payment Date.

            (iii) Officer's Certificate. Each offer to pay the Notes pursuant to this paragraph 6C shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying:

                  (a) the Control Payment Date;

                  (b) the paragraph of this Agreement under which such offer is made;

                  (c) the principal amount of each Note offered to be paid;


U.S. AGGREGATES, INC.                  7           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                  (d) the interest that would be due on each Note offered to be paid, accrued to the date fixed for payment;

                  (e) that the conditions of this paragraph 6C have been
            fulfilled; and

                  (f) in reasonable detail, the nature and date or proposed date of the Change in Control.

      Upon acceptance of any such offer by any holder of Notes, the aggregate principal amount of the Notes offered to be paid to such holder and accrued interest thereon shall become due and payable on the Control Payment Date.

            (iv) Certain Definitions. The following terms have the following meanings:

                  (a) "Change in Control" means, at any time, the failure of
            GTCR LP or its Affiliates and Senior Management to own and control, free of any Lien, at least fifty-one percent (51%) of all of the issued and outstanding Voting Stock of each class of the Company.

                  (b) "Notice Event" means the execution of any written
            agreement that, when fully performed by the parties thereto, would result in a Change in Control.

      6D. Application of Prepayments.

            (i) Application of Partial Prepayments to Mandatory Prepayments and Payment at Maturity. Any prepayment of Notes of either Series pursuant to paragraph 6B or paragraph 6C hereof shall be applied ratably to the principal amount due on the maturity date of the Notes of such Series so prepaid and to the mandatory prepayments applicable to the Notes of such Series so prepaid as set forth in paragraph 6A hereof.

            (ii) Partial Prepayments Pro Rata. Upon any partial prepayment of the Notes of either Series pursuant to paragraph 6A or paragraph 6B, the principal amount so prepaid shall be allocated to all of the Notes of such Series so prepaid at the time outstanding in proportion to the respective outstanding principal amounts thereof.

      6E. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 6A, paragraph 6B, or paragraph 6C, or upon acceleration of such final maturity pursuant to paragraph 9A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions.


U.S. AGGREGATES, INC.                  8           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      6F. Limitations on Payments and Prepayments. Except as specifically set forth in this Agreement and the Notes, the Notes shall not be subject to prepayment.

      7. AFFIRMATIVE COVENANTS.

      7A. Financial Statements. The Company will deliver to each Institutional Holder in duplicate:

            (i) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of operations and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory to the Required Holders and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes;

            (ii) as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, consolidating and consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth in the case of such consolidated statements, in comparative form, corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory to the Required Holders and, as to the consolidated statements, certified to the Company by Arthur Andersen LLP or other independent public accountants of recognized standing selected by the Company whose certificate shall be without qualification as to going concern or scope and, as to the consolidating statements, certified by an authorized financial officer of the Company, such certificates in each case certifying such financial statements as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows;

            (iii) concurrently with distribution thereof, a copy of each certificate or report (together with all attachments thereto) sent to the Agent or any Bank pursuant to the Bank Credit Agreement (or any agreement replacing the Bank Credit Agreement) in connection with the acquisition by the Company or any of its Subsidiaries of the assets or capital stock of any Person;

            (iv) within thirty (30) days after the commencement of each fiscal year of the Company, a copy of the Company's Budget for such fiscal year;

            (v) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it sends to its public stockholders and copies of all registration statements (without exhibits) and all


U.S. AGGREGATES, INC.                  9           AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
      reports that it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the function of the Securities and Exchange Commission);

            (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary (including, without limitation, any management letters);

            (vii) promptly upon releasing the same to the public, copies of any material press releases;

            (viii) promptly after the commencement thereof, written notice of any action or proceeding relating to the Company or any of its Subsidiaries in any court or before any Governmental Authority (including, without limitation, any arbitration board or tribunal) which could, if determined adversely, reasonably be expected to have a Material Adverse Effect;

            (ix) promptly after any Responsible Officer shall have knowledge thereof, any condition or occurrence which could reasonably be expected to have a Material Adverse Effect;

            (x) promptly upon the request of any holder of Notes, any information required to be delivered (to the extent not already delivered to such holder pursuant to the other requirements of this paragraph 7A) to any Transferee by Rule 144A (17 C.F.R. ss.230.144A) under the Securities Act (or any successor provision) as a condition to the transfer of any Note pursuant to such Rule;

            (xi) promptly upon the occurrence thereof, written notice of any Acquisition Loan, specifying the amount of such Acquisition Loan; and

            (xii) with reasonable promptness, such other financial data as such Institutional Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Institutional Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Restricted Subsidiaries with the provisions of paragraph 8 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect hereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Institutional Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon a Responsible


U.S. AGGREGATES, INC.                  10          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

Officer obtaining knowledge of an Event of Default or Default, it will deliver to each Institutional Holder a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Company proposes to take with respect hereto.

      7B. Inspection of Property. The Company will permit any Person designated by any Institutional Holder in writing, at such Institutional Holder's expense (except as specified in the next succeeding sentence), to visit and inspect any of the Properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all during normal business hours and at such reasonable times and as often as such Institutional Holder may reasonably request. The Company will reimburse each Institutional Holder, on demand, for all reasonable expenses which such Institutional Holder may incur in connection with any such visitation, inspection or discussion if any Default or Event of Default shall exist at the time of such visitation, inspection or discussion.

      7C. Covenant to Secure Notes Equally. If the Company or any of its Subsidiaries creates or assumes any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 8G hereof (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 14C hereof), the Company will make, or cause to be made pursuant to such agreements and instruments as shall be approved by the Required Holders, effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

      7D. Payment of Taxes and Claims. The Company covenants that it will, and will cause each of its Subsidiaries to, pay before they become delinquent,

            (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

            (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

provided that items of the foregoing description need not be paid while being contested in good faith by appropriate proceedings timely initiated, so long as

                  (a) enforcement of any Liens relating to such items is
            effectively stayed, and

                  (b) reserves, reasonably determined by the Company or the
            Subsidiary, as the case may be, to be adequate, have been established and maintained.

      7E. Maintenance of Properties and Corporate Existence. The Company covenants that it will, and will cause each of its Subsidiaries to:


U.S. AGGREGATES, INC.                  11          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (i) Property -- maintain its Property in good condition (ordinary wear and tear and damage by casualty excepted) and timely make all necessary renewals, replacements, repairs, additions, betterments and improvements thereto;

            (ii) Insurance -- maintain, with financially sound and responsible insurers having a general policyholders' rating of at least "A" or its equivalent from A.M. Best Company (or another nationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurance companies), insurance in such amounts and covering such risks as is customary in the case of corporations engaged in the same or a similar business and similarly situated;

            (iii) Financial Records -- maintain sound accounting policies and an adequate and effective system of accounts and internal accounting control that will safeguard assets, properly record income, expenses and liabilities, and assure the production of proper financial statements in accordance with GAAP;

            (iv) Corporate Existence and Rights -- do or cause to be done all things necessary:

                  (a) to preserve and keep in full force and effect its
            existence, rights and franchises, and

                  (b) to maintain each Subsidiary as a Subsidiary, except as otherwise permitted by paragraph 8H and paragraph 8I hereof, and except to the extent such failure to maintain such Subsidiary could not reasonably be expected to have a Material Adverse Effect; and

            (v) Compliance with Law -- comply with all laws, ordinances and governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except for violations or failures to obtain that, in the aggregate for all such failures and violations, could not reasonably be expected to have a Material Adverse Effect.

      7F. Pension Plans. The Company will, and will cause each ERISA Affiliate to, at all times

            (i) with respect to each Pension Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto and, with respect to each Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA and

            (ii) comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as could not reasonably be expected to have a Material Adverse Effect.


U.S. AGGREGATES, INC.                  12          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      7G. Payment of Notes and Maintenance of Office. The Company covenants that it will punctually pay, or cause to be paid, the principal and interest (and Yield-Maintenance Amount, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in paragraph 14H hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Notes of any change of location of such office, which will in any event be located in the United States of America.

      7H. Private Offering. The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

      7I. Line of Business. The Company shall not, nor shall it permit any Restricted Subsidiary to, engage in any business if, as a result thereof, the business of the Company and the Restricted Subsidiaries, taken as a whole, would not be substantially the same as, or substantially similar to, the business, taken as a whole, engaged in by the Company and the Restricted Subsidiaries on the date of this Agreement.

      7J. Subsidiary Guaranties. The Company will cause each corporation which becomes a Subsidiary after the Closing Date, and which executes a guaranty of obligations outstanding under the Bank Credit Agreement, to execute and deliver to each holder of Notes, simultaneously with its execution and delivery of any such guaranty of Bank Credit Agreement obligations, a copy of the Joinder Agreement in the form attached to the Subsidiary Guaranty as Annex 2, duly executed by such corporation.

      8. NEGATIVE COVENANTS.

      8A. Interest Expense Coverage. The Company will not permit the ratio of EBITDA to Consolidated Interest Expense,

            (i) for the period of twelve (12) consecutive calendar months most recently ended as of the Closing Date, to be less than 1.75 to 1.0, and

            (ii) for any period of four (4) consecutive fiscal quarters of the Company ending in any period specified in the table below, to be less than the ratio set forth opposite such period in such table:

--------------------------------------------------------------------------------
                Fiscal Period                                Ratio
--------------------------------------------------------------------------------
Closing Date through September 29, 1999                   1.75 to 1.0
--------------------------------------------------------------------------------
September 30, 1999 through September 29, 2000              2.0 to 1.0
--------------------------------------------------------------------------------
September 30, 2000 and thereafter                         2.25 to 1.0
--------------------------------------------------------------------------------


U.S. AGGREGATES, INC.                  13          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      8B. Fixed Charge Coverage. The Company will not permit the ratio of

            (i) EBITDA for any period of four (4) consecutive fiscal quarters of the Company to

            (ii) Consolidated Fixed Charges for such period

to be less than 0.90 to 1.00.

      8C. Leverage Ratio. The Company will not, as of any Calculation Date in any period specified in the table below, permit the ratio of

            (i) Consolidated Debt (excluding, to the extent included in the computation of Consolidated Debt at such time, any outstanding indebtedness for borrowed money evidenced by the Harris Trust Note), determined on such Calculation Date after giving effect to the incurrence of any Debt by the Company or any Restricted Subsidiary on such date and the application of the proceeds thereof, to

            (ii) EBITDA for the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time,

to be greater than the ratio set forth opposite such period in such table:

--------------------------------------------------------------------------------
                           Fiscal Period                             Ratio
--------------------------------------------------------------------------------
Closing Date up to but not including September 30, 1998            6.0 to 1.0
--------------------------------------------------------------------------------
September 30, 1998 up to but not including September 30, 1999     5.25 to 1.0
--------------------------------------------------------------------------------
September 30, 1999 up to but not including September 30, 2000     4.75 to 1.0
--------------------------------------------------------------------------------
September 30, 2000 and thereafter                                  4.0 to 1.0
--------------------------------------------------------------------------------

      As used in this paragraph 8C, "Calculation Date" means

            (a)   the Closing Date,

            (b)   the last day of each fiscal quarter of the Company, or

            (c)   the date of any Acquisition Loan,

as the case may be.

      8D. Rental Obligations. The Company will not, and will not permit any Restricted Subsidiary to, enter into at any time any arrangement (other than Capital Leases) which


U.S. AGGREGATES, INC.                  14          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
involves the leasing by the Company or such Restricted Subsidiary from any lessor of any personal Property (or any interest therein), except:

            (i) rentals of items of equipment for not more than ninety (90) days for use on one or more specific jobs in the ordinary course of business and

            (ii) arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of rentals by the Company and its Subsidiaries in any fiscal year of the Company, in the aggregate, to exceed the greater of

                  (a) five percent (5%) of Consolidated Net Revenues for the immediately preceding fiscal year of the Company; and

                  (b) Four Million Dollars ($4,000,000);

provided, however, that any calculation made for purposes of this paragraph 8D shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments and other similar charges.

      8E. Restricted Payments. The Company will not and will not permit any Restricted Subsidiary to,

            (i) declare or pay any dividend (other than stock dividends) or distribution on any of its capital stock,

            (ii) purchase or redeem any capital stock of the Company or any Restricted Subsidiary (or any warrants, options or other rights in respect thereof),

            (iii) make any other distribution to shareholders of the Company or any Restricted Subsidiary,

            (iv) prepay, purchase, defease or redeem any Debt subordinate to the Notes or

            (v) set aside funds for any of the foregoing;

provided that (a) any Restricted Subsidiary may declare and pay dividends, or make other distributions, to the Company or to another Restricted Subsidiary of the Company (but not to any other Person); and (b) so long as no Default or Event of Default exists or would result therefrom, any Restricted Subsidiary or the Company may repurchase or redeem its stock from any former employee, director of, or consultant to, a Restricted Subsidiary (or any heirs or legal representatives of any such employee, director or consultant) in an aggregate amount, for all such purposes, not exceeding $1,000,000 in any fiscal year.

      8F. Debt Restrictions. The Company will not, and will not permit any Restricted Subsidiary to, at any time, directly or indirectly create, incur, issue, assume, guarantee or otherwise become liable with respect to, any Debt (including, without limitation, any extension, renewal or refunding of Debt) except the Notes and:


U.S. AGGREGATES, INC.                  15          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (i) Debt of a Restricted Subsidiary owing to the Company or any other Restricted Subsidiary and Debt of the Company owing to a Restricted Subsidiary;

            (ii) Debt of the Company or such Restricted Subsidiary existing on the Closing Date and described on Annex 3;

            (iii) Debt under the Bank Credit Agreement and Guaranties thereof and of the Notes by Restricted Subsidiaries; and

            (iv) additional Debt of the Company or any Restricted Subsidiary not otherwise permitted under this paragraph 8F, provided that immediately after giving effect thereto and to the application of the proceeds thereof, no Default (other than a Default under paragraph 9A(vi) or paragraph 9A(xiii)) or Event of Default shall exist.

      8G. Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired, except:

            (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

            (ii) Liens arising in the ordinary course of business (such as (A) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (B) Liens incurred in connection with workers' compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of Property or services, and, in each case, for which it maintains adequate reserves;

            (iii) (a) Liens existing on the Closing Date and described in Item
            10.9 of Schedule II of the Bank Credit Agreement, as in effect on the date hereof, and

                  (b) Liens securing Senior Debt;

            (iv) Liens in connection with Capital Leases (to the extent permitted hereunder);

            (v) any Lien arising in connection with the acquisition of Property being acquired, provided that the aggregate amount of all Debt secured by such Liens shall not exceed Seven Million Dollars ($7,000,000);

            (vi) attachments, judgments and other similar Liens, for sums not exceeding One Million Five Hundred Thousand Dollars ($1,500,000), arising in connection with court proceedings, provided the execution or other enforcement of


U.S. AGGREGATES, INC.                  16          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
      such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (vii) other Liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or the ownership of its Property, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

            (viii) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction;

            (ix) any interest or title of a lessor or secured by a lessor's interest under any lease (other than a Capital Lease);

            (x) Liens in connection with Permitted Acquisitions; and

            (xi) other Liens securing obligations not at any time exceeding Three Million Dollars ($3,000,000).

      8H. Mergers and Consolidations. The Company will not, and will not permit any of its Restricted Subsidiaries to, merge or consolidate with or into any other Person except:

            (i) any Restricted Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation and immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist;

            (ii) any wholly-owned Restricted Subsidiary may merge or consolidate with or into another wholly-owned Restricted Subsidiary, provided that immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist;

            (iii) the Company may merge or consolidate with or into any other corporation, provided that the Company is the continuing or surviving corporation and immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist; and

            (iv) any Restricted Subsidiary may merge or consolidate with or into any other corporation, provided that:

                  (a) the continuing or surviving corporation (the "Successor
            Corporation") shall, immediately after giving effect to such transaction, be a Restricted Subsidiary,

                  (b) if such Restricted Subsidiary is not the Successor
            Corporation, such Successor Corporation shall have executed and delivered to each


U.S. AGGREGATES, INC.                  17          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
            holder of Notes, prior to giving effect to, or concurrently with the consummation of, such transaction, a copy of the Joinder Agreement in the form attached to the Subsidiary Guaranty as Annex 2, duly executed by such corporation, and

                  (c) immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist.

      8I. Sale of Assets; Disposal of Ownership and Debt of a Restricted Subsidiary.

            (i) Sale of Assets. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                  (a) the Property that is the subject of such Transfer
            constitutes inventory held for sale and such Transfer is in the ordinary course of business (an "Ordinary Course Transfer");

                  (b) such Transfer is from a Restricted Subsidiary to the
            Company or a Wholly-Owned Subsidiary (an "Intergroup Transfer");

                  (c) such Transfer is permitted under paragraph 8I(ii) or
            consists of the grant of a Lien to secure Senior Debt; or

                  (d) such Transfer is neither an Ordinary Course Transfer nor an Intergroup Transfer, and either

                        (I) the Net Proceeds Amount arising therefrom is
                  applied, within three hundred sixty-five (365) days after such Transfer, to a Property Reinvestment Application or to the repayment of Senior Debt, or

                        (II) all of the following conditions shall have been
                  satisfied with respect thereto:

                              (A) immediately after giving effect to the
                        Transfer, no Default or Event of Default would exist, and

                              (B) immediately after giving effect to the
                        Transfer,

                                   (1) the Disposition Value of all of the
                              Property that was the subject of a Transfer permitted by this paragraph 8I(i)(d)(II) during the then current fiscal year of the Company would not exceed ten percent (10%) of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company, and

                                   (2) all of the Property that was the subject
                              of a Transfer permitted by this paragraph
                              8I(i)(d)(II)


U.S. AGGREGATES, INC.                  18          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
                              during the then current fiscal year of the Company would not have contributed more than ten percent (10%) of EBITDA for any of the three most recently ended fiscal years of the Company, provided that notwithstanding the foregoing, no Transfer under this paragraph 8I(i)(d)(II) shall be permitted if, immediately after giving effect to such Transfer, the Disposition Value of all of the Property that was the subject of a Transfer permitted by clause (II) of this paragraph 8I(i)(d) during the period commencing on the Closing Date and ending on the date of such Transfer would exceed twenty percent (20%) of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company.

            (ii) Disposal of Ownership and Debt of a Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell, assign, pledge or otherwise dispose of any shares of Subsidiary Stock or Debt of any other Restricted Subsidiary, nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                  (a) the Stock and Intercompany Note Pledge;

                  (b) the Transfer of such Subsidiary Stock or Debt to the
            Company or a Wholly-Owned Subsidiary;

                  (c) the Transfer of all of the Subsidiary Stock and Debt of a
            Restricted Subsidiary owned by one or more of the Company and the Restricted Subsidiaries, provided that the following conditions are met:

                        (I) such Transfer could be made pursuant to paragraph
                  8I(i)(d),

                        (II) in connection with such Transfer the entire
                  Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than
                  (A) the Company, or (B) another Restricted Subsidiary not being simultaneously disposed of, and

                        (III) the Restricted Subsidiary being disposed of has no
                  continuing Investment in any other Restricted Subsidiary of the Company not being simultaneously disposed of or in the Company; or

                  (d) the issue or sale of the Subsidiary Stock of any
            Restricted Subsidiary to any Person or Persons other than the Company or a Wholly-Owned Subsidiary, provided that after giving effect to such issuance or sale, the Company would own, directly or indirectly through one or more Restricted Subsidiaries,


U.S. AGGREGATES, INC.                  19          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                        (I) eighty percent (80%) or more of the fully diluted
                  Voting Stock of such Restricted Subsidiary at such time, and

                        (II) eighty percent (80%) of the shareholders' equity of
                  such Restricted Subsidiary at such time.

            For purposes of this paragraph (d), "fully diluted" means (x) with respect to Voting Stock of any Restricted Subsidiary at any time, all shares of Voting Stock of such Restricted Subsidiary which would be outstanding at such time if all warrants, rights or options to acquire such Voting Stock had been exercised and all Securities exchangeable for or convertible into such Voting Stock had been so exchanged or converted and (y) with respect to such warrants, rights, options or exchangeable or convertible Securities, means the number of shares of Voting Stock which may be obtained upon exercise, exchange or conversion of such warrants, rights, options or exchangeable or convertible Securities.

            (iii) Certain Definitions. As used in this paragraph 8I, the following terms have the following meanings:

                  (a) "book value" means, in the case of any Transfer of capital stock of any Person, the same proportion of the Total Assets of such Person as shall be equal to the proportion of the equity of such Person represented by the capital stock subject to such Transfer, and in the case of any Transfer of any asset other than capital stock of any Person, the amount at which the same is recorded, or in accordance with GAAP should have been recorded, in the books of account of such Person.

                  (b) "Disposition Value" means, at any time, with respect to any Transfer, the greater of the Fair Market Value or book value of the Property subject to such Transfer.

                  (c) "Net Proceeds Amount" means, with respect to the Transfer of any Property by the Company or any of its Restricted Subsidiaries, the aggregate amount of the consideration received by such Person in connection with such Transfer (net of the direct costs relating to such Transfer (including, without limitation, legal, accounting and investment banking fees and sales commissions)).

                  (d) "Property Reinvestment Application" means, with respect to any Transfer, an amount equal to the Net Proceeds Amount shall have been applied to the acquisition by the Company, or any Restricted Subsidiary making such Transfer, of Property to be used in the ordinary course of business of the Company and the Restricted Subsidiaries, that

                        (I) is related to the aggregates, or related materials
                  and services, business, or

                        (II) consists of equity interests in Persons engaged in
                  the aggregates, or related materials and services, business.


U.S. AGGREGATES, INC.                  20          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                  (e) "Total Assets" means, with respect to any Person at any time, all of the assets of such Person which would be reflected, at such time, on a balance sheet of such Person prepared in accordance with GAAP.

                  (f) "Transfer" means, with respect to any Person, any
            transaction in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its Property, including, without limitation, capital stock of any Person.

      8J. Limitations on Certain Subsidiary Actions. Except as permitted by
Section 10.11 of the Bank Credit Agreement as in effect on the Closing Date, the Company will not, and will not permit any Restricted Subsidiary to, enter into any agreement (including any provision in its charter) which would, directly or indirectly, restrict a Restricted Subsidiary's ability or right to:

            (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary; or

            (ii) pay any Debt owing to the Company or any other Restricted Subsidiary.

      8K. Restricted Investments. The Company will not, and will not permit any Restricted Subsidiary to, at any time, directly or indirectly, make any Restricted Investment, unless immediately after giving effect to the making of such Restricted Investment:

            (i) the aggregate cost of all Restricted Investments made by the Company and its Restricted Subsidiaries that are outstanding at any time, less any return of capital in respect thereof, would not exceed five percent (5%) of Consolidated Net Worth as of the end of the fiscal quarter of the Company most recently ended at such time; and

            (ii) at the time of the declaration or making of such Restricted Investment no Default or Event of Default exists or would exist;

provided, however, that the Company and its Restricted Subsidiaries may make Investments of the types described in clauses (i) through (xiii), inclusive, of the definition of "Restricted Investments," subject to the limitations set forth therein. Each Person which becomes a Restricted Subsidiary after the Closing Date will be deemed to have made, on the date such Person becomes a Restricted Subsidiary, all Restricted Investments of such Person in existence on such date for purposes of determining compliance with this paragraph 8K.

      8L. Limitation on the Sale of Receivables. The Company will not, and will not permit any Restricted Subsidiary to, sell, discount, transfer, dispose of, or incur a Lien on, any Receivables of the Company or any Restricted Subsidiary other than (i) in the ordinary course of business in connection with the collection or settlement thereof, (ii) intercompany transfers of receivables, and (iii) Liens to secure Senior Debt.


U.S. AGGREGATES, INC.                  21          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      8M. Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary shall, directly or indirectly, enter into any transaction or series of transactions, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate thereof except for any transaction or series of transactions which is or are

            (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business, and

            (ii) in the aggregate for such transaction or series of transactions upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction or series of transactions with a Person not an Affiliate thereof.

Payments to GTCR, Inc. in accordance with the management agreement between GTCR, Inc. and the Company shall be deemed to be in compliance with this paragraph 8M, provided that the aggregate amount paid to GTCR, Inc. pursuant thereto during any fiscal year of the Company does not exceed One Hundred Seventy-Five Thousand Dollars ($175,000) for management services relating to the Company and its Restricted Subsidiaries plus actual out-of-pocket expenses related to such services.

      9. EVENTS OF DEFAULT.

      9A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (ii) the Company defaults in the payment of any interest on any Note for more than ten (10) Business Days after the date due; or

            (iii) (x) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property, whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace applicable thereto, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing exceeds One Million Dollars ($1,000,000) (it being understood that a failure to make a prepayment of a portion of any obligations shall be deemed to be a payment default in respect of the entire amount of such obligations), or

                  (y) the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any


U.S. AGGREGATES, INC.                  22          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
            agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a failure or other event causing acceleration (or resale to the Company or any Restricted Subsidiary) shall occur and be continuing exceeds Five Million Dollars ($5,000,000); or

            (iv) any representation or warranty made by or on behalf of the Company or any Subsidiary in this Agreement or the Subsidiary Guaranty or by the Company or any Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or the transactions contemplated hereby shall be false in any material respect on the date as of which made; or

            (v) the Company fails to perform or observe any agreement contained in paragraph 8; or

            (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within thirty (30) days after any officer of the Company obtains actual knowledge or notice thereof; or

            (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

            (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

            (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

            (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or


U.S. AGGREGATES, INC.                  23          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

            (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

            (xiii) a final judgment in an amount in excess of One Million Dollars ($1,000,000) (excluding any portion thereof that is covered by insurance to the reasonable satisfaction of the Required Holders) is rendered against the Company or any Restricted Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

            (xiv) (a) the Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any Subsidiary,

                  (b) the validity or enforceability of the Subsidiary Guaranty against any Subsidiary shall be contested by such Subsidiary, the Company or any Affiliate thereof, or

                  (c) any Subsidiary, the Company or any Affiliate thereof shall deny that such Subsidiary has any further liability or obligation under the Subsidiary Guaranty;

then, subject to paragraph 12B,

            (a) if such event is an Event of Default specified in clause (i) or
      (ii) of this paragraph 9A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

            (b) if such event is an Event of Default specified in clause (viii),
      (ix) or (x) of this paragraph 9A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company; and


U.S. AGGREGATES, INC.                  24          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (c) if such event is not an Event of Default specified in clause
      (viii), (ix) or (x) of this paragraph 9A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

      9B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 9A(c), the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 14C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing solely as a result of the default in the payment, or the acceleration, of any Debt described in clause (iii) of paragraph 9A, the declaration of acceleration of the Notes shall be automatically annulled if the holders of such Debt have waived the payment default, or, as applicable, rescinded the declaration of acceleration, in respect of such Debt within thirty
(30) days of the occurrence of such payment default or such acceleration, as applicable.

      9C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 9A or any such declaration shall be rescinded and annulled pursuant to paragraph 9B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      9D. Other Remedies. If any Event of Default or Default shall occur and be continuing, then, subject to paragraph 12B, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      10. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:


U.S. AGGREGATES, INC.                  25          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      10A. Organization.

            (i) The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated.

            (ii) Part 10A of Annex 3 sets forth, as of the Closing Date,

                  (a) the name of each corporation, partnership and joint
            venture which is an Affiliate of the Company (excluding, for purposes of this clause (ii)(a), all funds as to which GTCR, Inc. is an advisor and all Persons that are Affiliates of the Company by virtue of investments made by GTCR LP and its affiliated investment funds), and the nature of the affiliation of such Affiliate, and

                  (b) the name of each Subsidiary of the Company and its
            jurisdiction of incorporation.

            (iii) Each of the Company and its Subsidiaries

                  (a) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect, and

                  (b) has duly qualified or has been duly licensed, and is
            authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

      10B. Financial Statements. The Company has furnished the Purchaser with each of the financial statements described in Part 10B of Annex 3, identified by a principal financial officer of the Company. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits, year-end adjustments and the absence of footnotes), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Restricted Subsidiaries required to be shown in accordance with GAAP. The balance sheets present fairly, in all material respects, the financial position of the Company and its Restricted Subsidiaries as at the dates thereof, and the consolidated statements of operations, shareholders' equity and cash flows present fairly the results of the operations and cash flows of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or


U.S. AGGREGATES, INC.                  26          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since December 31, 1997.

      10C. Actions Pending. Except as set forth on Part 10C of Annex 3, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that could reasonably be expected to have a Material Adverse Effect.

      10D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt as of the Closing Date except as listed on Part 10D of Annex 3. There exists no default under the provisions of any instrument evidencing any Debt of the Company or any of its Subsidiaries or of any agreement relating thereto.

      10E. Title to Properties. Each of the Company and its Subsidiaries has good and marketable title (subject to Liens of the types described in paragraph 8G(vii)) to its respective real properties (other than properties that it leases) and good title to all of its other respective Properties, including the Properties reflected in the most recent audited balance sheet delivered pursuant to paragraph 7A(ii) (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 8G hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

      10F. Taxes. Each of the Company and its Subsidiaries has filed all Federal, State and other income tax returns that, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

      10G. Transactions Authorized; Obligations are Enforceable.

            (i) Sale of 1998 Notes and 1998 Warrants is Legal and Authorized. Each of the issuance, sale and delivery of the 1998 Notes and the 1998 Warrants by the Company, the execution and delivery by the Company of this Agreement and the Financing Documents to which it is a party, and compliance by the Company with all of the provisions of the Financing Documents to which it is a party is within the corporate powers of the Company.

            (ii) Subsidiary Guaranty is Legal and Authorized. The execution and delivery of the Subsidiary Guaranty by each Subsidiary that is a party thereto, and compliance by each such Subsidiary with all of the provisions of the Subsidiary Guaranty, is within the corporate powers of each such Subsidiary.

            (iii) Company Obligations are Enforceable. The Company has duly authorized by all necessary action on its part each of the Financing Documents to which it is a party. Each of such Financing Documents has been executed and delivered by one or more duly authorized officers of the Company, and constitutes


U.S. AGGREGATES, INC.                  27          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
      a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

                  (a) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (b) subject to the availability of equitable remedies.

            (iv) Subsidiary Obligations are Enforceable. The Subsidiary Guaranty has been duly authorized by all necessary action on the part of each Subsidiary that is a party thereto. The Subsidiary Guaranty has been executed and delivered by one or more duly authorized officers of each Subsidiary that is a party thereto and constitutes a legal, valid and binding obligation of each such Subsidiary, enforceable in accordance with its terms, except that the enforceability thereof may be:

                  (a) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (b) subject to the availability of equitable remedies.

      10H. Conflicting Agreements and Other Matters.

            (i) Conflicting Agreements. Neither the execution nor delivery of this Agreement or the other Financing Documents, nor the offering, issuance and sale of the 1998 Notes and the 1998 Warrants, nor fulfillment of nor compliance with the terms and provisions of this Agreement and the other Financing Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

            (ii) Limitations on Debt. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed on Part 10H of Annex 3.

      10I. Offering of 1998 Notes and 1998 Warrants. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the 1998 Notes and the 1998 Warrants or any similar Security of the Company for sale to, or solicited any offers to buy the Notes or any similar Security of the Company from, or otherwise approached or negotiated with respect hereto with, any Person other than institutional investors, and


U.S. AGGREGATES, INC.                  28          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
neither the Company nor any agent acting on its behalf has taken or will take any action that would subject the issuance or sale of the 1998 Notes and the 1998 Warrants to the provisions of Section 5 of the Securities Act or to the provisions of any securities or "blue sky" law of any applicable jurisdiction.

      10J. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds from the sale of the 1998 Notes and the 1998 Warrants will be used to finance the acquisition of Monroc. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      10K. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan. No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Pension Plan by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the issuance and sale of the 1998 Notes and the 1998 Warrants will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the IRC. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the Purchaser's representations in paragraph 11 hereof as to the source of the funds to be used to pay the purchase price of the 1998 Notes and 1998 Warrants to be purchased by the Purchaser.

      10L. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the 1998 Notes and the 1998 Warrants is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the 1998 Notes and the 1998 Warrants or fulfillment of or compliance with the terms and provisions hereof or of the other Financing Documents.

      10M. Environmental Compliance.


U.S. AGGREGATES, INC.                  29          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (i) Compliance. Each of the Company and its Subsidiaries has been, since its incorporation, complying with, and, on the Closing Date will be in compliance with, all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business where any failure or failures so to comply could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (ii) Liability. Neither the Company nor any of its Subsidiaries is subject to any liability under any Environmental Protection Laws that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      10N. Disclosure. Neither this Agreement, the other Financing Documents nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the sale of the 1998 Notes and the 1998 Warrants contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

      10O. Capitalization.

            (i) Capitalization. Part 10O(i) of Annex 3 correctly sets forth, after giving effect to the issuance of the 1998 Notes and the 1998 Warrants and all other contemporaneous transactions contemplated hereby on the Closing Date:

                  (a) the authorized and outstanding shares of capital stock of the Company and each Subsidiary;

                  (b) for each legal and beneficial holder of the capital stock of the Company and each Subsidiary, the identity of such holder, the number of shares of each class of capital stock held by such holder and the percentage of the shares of each class so held; and

                  (c) all options, warrants and other rights to purchase any capital stock of the Company or any Subsidiary, together with descriptions of the terms thereof.

            All such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid, non-assessable, free and clear of any Lien (other than as specified in Part 10O(i) of Annex 3). There are no obligations (contingent or otherwise) of the Company or any Subsidiary to repurchase or otherwise acquire or retire any shares of its capital stock (or options to purchase the same), other than as set forth in the charter documents of the Company and the Restricted Subsidiaries, and the agreements to which they are parties, specified in Part 10O(i) of Annex 3. There are no preemptive rights, subscription rights, or other contractual rights similar in nature to preemptive rights with respect to any capital stock of the Company or any Subsidiary, other than as set forth in the Stockholders Agreement and in the charter documents of the Restricted Subsidiaries, and the agreements to which they are parties, specified in Part 10O(i) of Annex 3.


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

            Part 10O(i) of Annex 3 sets forth (x) the Persons who hold the options, warrants and other rights referred to in the foregoing clause
      (c), together with the respective amounts thereof held by each such Person, and (y) the maximum percentage of the several classes of capital stock of the Company and each Subsidiary which each such Person can obtain, determined on a fully diluted basis as of the Closing Date.

            (ii) Reservation of Common Stock for Conversion. The Company has authorized and unissued, and has reserved for issuance, a sufficient number of shares of the Common Stock to permit, after giving effect to the transactions contemplated hereby, the exercise of all of the Warrants and all other options, warrants and rights exercisable or convertible into the Common Stock.

            Each share of the Common Stock reserved for issuance upon exercise of the Warrants when issued, will be fully paid and nonassessable, free and clear of any Lien (other than as specified in Part 10O(ii) of Annex
      3), and will not be subject (except as set forth in the Company's certificate of incorporation and the Stockholders Agreement) to any preemptive rights.

            (iii) Stockholders Agreement. Other than the 1998 Warrant Agreement, the Stockholders Agreement and as set forth in Part 10O(iii) of Annex 3, there is no other agreement or understanding between or among the holders of the capital stock of the Company regarding such capital stock.

      11. REPRESENTATIONS OF THE PURCHASER.

      11A. Nature of Purchase. You represent that you are not acquiring the 1998 Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your Property shall at all times be and remain within your control.

      11B. ERISA. You represent:

            (i) if you are acquiring the 1998 Notes for your own account with funds from or attributable to your general account, and in reliance upon the Company's representations set forth in paragraph 10K, that the amount of the reserves and liabilities for the general account contracts (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) held by or on behalf of any Pension Plan together with the amount of the reserves and liabilities for the general account contracts held by or on behalf of any other Pension Plans maintained by the same employer (or affiliate thereof, as such term is defined in section V of DOL Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995)) or by the same employee organization (as defined in section 3(4) of ERISA) in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; for purposes of the percentage limitation in this clause (i), the amount of reserves and liabilities for the general account contracts held by or on behalf of


U.S. AGGREGATES, INC.                  31          AMENDED AND RESTATED NOTE AND
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

      a Pension Plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

            (ii) if any part of the funds being used by you to purchase the 1998 Notes shall come from assets of an employee benefit plan (as defined in section 3(3) of ERISA) or a plan (as defined in section 4975(e)(1) of the
      IRC):

                  (a) if such funds are attributable to a "separate account" (as defined in section 3(17) of ERISA), then

                        (I) all requirements for an exemption under DOL
                  Prohibited Transaction Exemption 90-1 (issued January 29,
                  1990) are met with respect to the use of such funds to purchase the 1998 Notes, or

                        (II) the employee benefit plans with an interest in such
                  separate account have been identified in a writing delivered by you to the Company;

                  (b) if such funds are attributable to a "separate account" (as defined in section 3(17) of ERISA) that is maintained solely in connection with fixed contracted obligations of an insurance company, any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

                  (c) if such funds are attributable to an "investment fund"
            managed by a "qualified plan asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the 1998 Notes; or

                  (d) such employee benefit plan is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA.

      12. SUBORDINATION.

      12A. Subordination - General. Each holder of the Notes and the Company covenant and agree that the Debt evidenced by the Notes, including principal, Yield-Maintenance Amount, if any, and interest, and expenses payable pursuant to paragraph 14B, shall be subordinate and junior in right of payment to the extent set forth in subparagraphs (i) to (v), inclusive, below, to all Senior Debt.

            (i) If the Company shall default in the payment of any principal of or interest on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been remedied by payment in full in cash or waived, no holder of the Notes shall accept or receive


U.S. AGGREGATES, INC.                  32          AMENDED AND RESTATED NOTE AND
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

      any direct or indirect payment for or on account of principal of, or Yield-Maintenance Amount, if any, or interest on, the Notes.

            (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full in cash before any payment is made by the Company for or on account of principal of, or Yield-Maintenance Amount, if any, or interest on, the Notes.

            (iii) During the existence of any default described in subparagraph
      (i) above or any proceeding referred to in subparagraph (ii) above, any payment or distribution of any kind or character, whether in cash, Property, stock or obligations, which may be payable or deliverable by the Company in respect of the Notes, shall be paid or delivered directly to the Agent (or, if the Bank Credit Agreement is no longer in effect, to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full in cash, provided, however, that no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided herein to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

            (iv) No holder of the Notes shall accept or receive any direct or indirect payment, by set-off or otherwise, for or on account of the Notes, during a period (a "Stand-Still Period") commencing on the date of receipt by the Company and the Significant Holders of a Stand-Still Notice, and ending on the earliest of

                  (a) the date the relevant Subordination Event of Default shall have been cured or waived in writing by the requisite holders of the Senior Debt,

                  (b) the date such Stand-Still Period shall have been
            terminated by written notice to the Company from the requisite holders of the Senior Debt, and

                  (c) the date ninety (90) days from the date of receipt of the applicable Stand-Still Notice.

      Notwithstanding the foregoing, (x) during any three hundred sixty-five
      (365) day period, the aggregate number of days during which Stand-Still Periods may be in effect shall not exceed one hundred eighty (180) days, and (y) in the case of any payment for or on account of any Note which would (in the absence of the delivery of any such Stand-Still Notice) have been due and payable on any date during any Stand-Still Period, the provisions of this subparagraph (iv) shall not prevent such


U.S. AGGREGATES, INC.                  33          AMENDED AND RESTATED NOTE AND
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

      payment from being made on or after the date immediately following the last day of such Stand-Still Period unless another Stand-Still Period shall then be in effect.

            (v) If any payment or distribution of any character, whether in cash, Securities or other Property, shall be received by any holder of Notes in contravention of any of the terms herein and before all the Senior Debt shall have been paid in full in cash, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or transferred to the Agent (or, if the Bank Credit Agreement is no longer in effect, to the holders of Senior Debt).

      12B. Limitation on Remedies. So long as any Senior Debt remains outstanding, no holder of Notes may

            (i) declare or join in the declaration of the Notes to be due and payable or otherwise accelerate the maturity of the principal of the Notes, accrued interest thereon or other amounts due in respect thereof, or

            (ii) commence any administrative, legal or equitable action against the Company, including filing or joining in the filing of any insolvency petition against the Company,

prior to the earlier of

            (x) the fifteenth (15th) day after the date upon which any holder of the Notes shall have given written notice to the holders of Senior Debt (or the Agent) of their intention to take such action, or

            (y) the acceleration of any Senior Debt;

provided, however, that no holder of any Notes may take any action described in clause (i) or clause (ii) of this paragraph 12B during a Stand-Still Period (so long as the Senior Debt shall not have been accelerated during such Stand-Still Period).

      12C. Obligations of the Company Unconditional. The provisions of this paragraph 12 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Notes on the other hand, against the Company and its Property, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and Yield-Maintenance Amount, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein (other than paragraph 12B) prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon the occurrence of an Event of Default (including, without limitation, the right to demand payment and sue for performance of the Notes and to accelerate the maturity thereof) subject to the rights, if any, of holders of Senior Debt to receive cash, Property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Notes.

      12D. Subrogation. Upon payment in full in cash of all Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive


U.S. AGGREGATES, INC.                  34          AMENDED AND RESTATED NOTE AND
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

payments or distributions of assets of the Company made on Senior Debt until the principal of, and Yield-Maintenance Amount, if any, and interest on, the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, Property, stock or obligations to which the holders of the Notes would be entitled except for the provisions of paragraph 12A above shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by the Company for or on account of Senior Debt.

      12E. Certain Definitions. As used in this paragraph 12, the following terms have the following meanings:

            "Senior Debt" shall mean and include all obligations (including, without limitation, principal, premium, if any, interest, fees, breakage costs, reimbursement obligations, indemnities and other obligations under the Bank Credit Agreement, and specifically including interest accruing subsequent to the occurrence of any event specified in paragraphs 9A(vii),
      (viii), (ix) and (x), whether or not the claim for such interest is allowed or allowable) of the Company under

                  (i) the Bank Credit Agreement, provided that the aggregate outstanding principal amount thereof does not exceed the difference of

                        (A) One Hundred Seventy-Five Million Dollars
                  ($175,000,000) minus

                        (B) the aggregate amount of scheduled principal payments
                  paid in respect of the Term A Loans and the Term B Loans (as such terms are defined in the Bank Credit Agreement as in effect on the date hereof); and

                  (ii) after termination of the Bank Credit Agreement, any
            agreement extending or refinancing (without increase in principal amount) the Debt of the Company outstanding under the Bank Credit Agreement, provided that such Debt, by its terms, is not pari passu or subordinated in priority of right of payment to the Notes; and

                  (iii) all payment obligations of the Company to the Banks or their Affiliates with respect to interest rate swaps, currency or commodity swaps, and similar obligations designed to protect the Company from fluctuations in interest rates, provided that the aggregate notional amount of all obligations in respect of which such swap arrangements have been entered into does not at any time exceed Sixty Million Dollars ($60,000,000).

            "Stand-Still Notice" means a written notice from the Agent under the Bank Credit Agreement to the Company and the Significant Holders, delivered while a Subordination Event of Default shall be continuing (other than under circumstances when the terms of subparagraph (ii) of paragraph 12A hereof are applicable), stating that the holders of Senior Debt are exercising their rights under subparagraph (iv) of paragraph 12A hereof.

            "Stand-Still Period" has the meaning assigned to it in paragraph 12A(iv).


U.S. AGGREGATES, INC.                  35          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            "Subordination Event of Default" shall mean (i) any default in the payment of any principal of or interest on any Senior Debt owing under any single instrument when the same becomes due and payable, or (ii) any event of default or unmatured event of default under any agreement evidencing Senior Debt (other than as a result of any non-payment of any amount owing in respect of such Senior Debt).

      13. DEFINITIONS. For the purpose of this Agreement the following terms shall have the meanings specified with respect thereto below:

      13A. Yield-Maintenance Terms.

      "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 6B hereof (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 9A hereof, as the context requires.

      "Designated Spread" shall mean one percent (1.00%).

      "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such Called Principal.

      "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the sum of the Designated Spread plus the yield to maturity implied by either,

            (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Dow Jones Markets Service (or such other display as may replace Page 678 on the Dow Jones Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then

            (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

Such implied yield shall be determined, if necessary, by

            (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and


U.S. AGGREGATES, INC.                  36          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (b) interpolating linearly between reported yields for various maturities.

      "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing

            (i) such Called Principal into

            (ii) the sum of the products obtained by multiplying

                  (a) each Remaining Scheduled Payment of such Called Principal
            (but not of interest thereon) by

                  (b) the number of years (calculated to the nearest one-twelfth
            (1/12) year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 6B hereof or is declared to be immediately due and payable pursuant to paragraph 9A hereof, as the context requires.

      "Yield-Maintenance Amount" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of

            (i) such Called Principal plus

            (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.

The Yield-Maintenance Amount shall in no event be less than zero.

      13B. Other Terms.

      "Acquisition Loan" means any loan or other incurrence of Debt made in connection with a Permitted Acquisition.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under direct or indirect common control with, such first Person. For purposes of this Agreement, Restricted Subsidiaries shall not constitute "Affiliates" of the Company. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the


U.S. AGGREGATES, INC.                  37          AMENDED AND RESTATED NOTE AND
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

ownership of voting securities or other equity interests, by contract or otherwise. In the case of a partnership, such partnership and all partners therein shall be deemed to be Affiliates of each other.

      "Agent" means, at any time, the agent for the Banks under the Bank Credit Agreement at such time.

      "Bank" means each of the institutions identified as a "Bank" under the Bank Credit Agreement.

      "Bank Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated as of June 5, 1998, by and among the Company, Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois), as agent, and the other financial institutions signatory thereto, as amended from time to time (except as otherwise specifically provided herein).

      "Bankruptcy Law" has the meaning assigned to it in paragraph 9A(viii).

      "book value" has the meaning assigned to it in paragraph 8I(iii).

      "Budget" means the Company's budget for each of its fiscal years, prepared on a monthly basis for each such fiscal year and including projected income statements, balance sheets, statements of cash flows and pro forma calculations in respect of the covenants set forth in paragraph 8 hereof as of the end of each such month (or, with respect to covenant compliance which is determined quarterly, as of the end of each fiscal quarter of such fiscal year).

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four
(4) consecutive days) to be closed.

      "Calculation Date" has the meaning assigned to it in paragraph 8C.

      "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

      "Capital Lease Obligation" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

      "Change in Control" has the meaning assigned to it in paragraph 6C(iv)(a).

      "Charter Amendment" means an amendment to the Company's certificate of incorporation in the form of Exhibit H hereto.

      "Closing" has the meaning assigned to it in paragraph 4(i).


U.S. AGGREGATES, INC.                  38          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      "Closing Date" has the meaning assigned to it in paragraph 4(i).

      "Common Stock" means the outstanding common stock, par value $.01 per share, of the Company.

      "Company" has the meaning assigned to it in the introductory sentence of this Agreement.

      "Competitor" means any Person engaged in the aggregates, or related materials and services, business; provided that in no event shall any insurance company, bank, bank holding company, investment company, savings institution or trust company, investment banking firm, fraternal benefit society, pension, retirement or profit-sharing trust or fund, or any other similar financial institution be deemed to be a Competitor for purposes of this Agreement.

      "Consolidated Capital Expenditures" means, for any period, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (a) payments on the Lohja Note and Investments in preferred stock issued by Dekalb Stone (to the extent such payments or Investments constitute capital expenditures), (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (c) Acquisition Capital Expenditures to the extent that Acquisition Capital Expenditures during such period do not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000).

As used in this definition,

            "Acquisition Capital Expenditures" means the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made in connection with a Permitted Acquisition on or reasonably near the date of such Permitted Acquisition.

            "Lohja Note" means the Promissory Note dated July 13, 1994 issued by the Company to the order of Lohja Inc. in the original principal amount of Three Million Seven Hundred Fifty-Nine Thousand Five Hundred Dollars ($3,759,500).

      "Consolidated Debt" means, at any time, the sum, without duplication, of

            (i) all Debt (other than Debt described in clauses (vi) and (vii) of the definition of Debt) of the Company and its Restricted Subsidiaries, plus

            (ii) all Suretyship Liabilities of the Company and its Restricted Subsidiaries in respect of Debt (other than Debt described in clause (vi) of the definition of Debt) of any other Person,

determined in accordance with GAAP on a consolidated basis at such time after eliminating all intercompany transactions.


U.S. AGGREGATES, INC.                  39          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      "Consolidated Fixed Charges" means, in respect of any period of four (4) consecutive fiscal quarters of the Company, the sum of

            (i) Consolidated Interest Expense in respect of such period, plus

            (ii) Consolidated Capital Expenditures made during such period, plus

            (iii) taxes paid in cash by the Company and its Restricted Subsidiaries during such period, plus

            (iv) all scheduled principal payments due on any Consolidated Debt during such period, other than any principal payments to be made as a result of any mandatory reduction of commitments under the Revolving Credit Facility.

      "Consolidated Interest Expense" means, in respect of any period, the consolidated interest expense (net of consolidated interest income) of the Company and its Restricted Subsidiaries for such period (excluding any interest expense in respect of the Harris Trust Note and excluding any interest expense accrued but not paid on the Notes but including any interest expense with respect to the Notes which was accrued prior to such period but paid during such period).

      "Consolidated Net Income" means, with respect to the Company and its Restricted Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period before accounting for minority interests, excluding extraordinary items; provided that there shall be excluded therefrom the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions to the Company (or any other Restricted Subsidiary) by such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary.

      "Consolidated Net Revenues" means, with respect to the Company and its Restricted Subsidiaries for any period, the total net sales of the Company and its Restricted Subsidiaries that would be shown on a statement of operations of the Company and its Restricted Subsidiaries prepared in accordance with GAAP for such period.

      "Consolidated Net Worth" means, at any time, the total shareholders' equity of the Company and its Restricted Subsidiaries, determined at such time in accordance with GAAP.

      "Consolidated Total Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

      "Control Event Notice" has the meaning assigned to it in paragraph 6C(i).


U.S. AGGREGATES, INC.                  40          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      "Control Payment Date" has the meaning assigned to it in paragraph 6C(i).

      "Debt" means, with respect to any Person (without duplication), all of the following:

            (i) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments;

            (ii) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on the balance sheet of such Person;

            (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than current accounts payable and accrued expenses arising in the ordinary course of business);

            (iv) all indebtedness secured by a Lien on the Property of such Person whether or not such indebtedness shall have been assumed by such Person;

            (v) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person;

            (vi) all obligations of such Person in respect of Hedging Arrangements;

            (vii) all Suretyship Liabilities of such Person; and

            (viii) all obligations of the type set forth in clauses (i) through
      (vii) of this definition of a partnership of which such Person is a general partner.

The amount of the Debt of any Person in respect of Hedging Arrangements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Arrangements maintained with such counterparty).

      "Dekalb Stone" means Dekalb Stone, Inc., a Georgia corporation.

      "Disposition Value" has the meaning assigned to it in paragraph 8I(iii).

      "EBITDA" means, in respect of any period, Consolidated Net Income for such period plus to the extent deducted in the computation of such Consolidated Net Income, each of the following:

            (i) Consolidated Interest Expense,

            (ii) taxes imposed on or measured by income or excess profits of the Company and its Restricted Subsidiaries, and

            (iii) the amount of all depreciation, amortization and depletion allowances of the Company and its Restricted Subsidiaries,


U.S. AGGREGATES, INC.                  41          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
provided that for purposes of determining compliance with paragraph 8C hereof only, EBITDA with respect to any such period shall be adjusted to include the historical EBITDA of any Restricted Subsidiary that was acquired (a) during such period, and (b) if the Calculation Date is the date of any Acquisition Loan, on the Calculation Date, as if such Restricted Subsidiary had been acquired on the first day of such period.

      "Environmental Protection Law" means any federal, state, county, regional, local or foreign law, statute, or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition,

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

            "Hazardous Substances" has the meaning assigned to such term in 42 U.S.C. Section 9601(14), as amended from time to time;

            "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith; and

            "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any corporation or trade or business that

            (i) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company,

            (ii) is under common control (within the meaning of Section 414(c) of the IRC) with the Company, or

            (iii) is a member of the same affiliated service group (within the meaning of Section 414(m)(2) of the IRC) as the Company.

      "Event of Default" means any of the events specified in paragraph 9A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and


U.S. AGGREGATES, INC.                  42          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

"Default" means any of such events, whether or not any such requirement has been satisfied.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Existing Bank" means any Bank that is a party to the Bank Credit Agreement as of the Closing Date.

      "Fair Market Value" means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

      "Financing Documents" means this Agreement, the 1998 Notes, the 1998 Warrant Agreement, the 1998 Warrants, the 1998 Warrant Certificates, the Registration Rights Agreement, the Charter Amendment, the Subsidiary Guaranty and all other agreements, certificates and instruments to be executed by the Company or any Subsidiary pursuant to the terms of any of the forgoing, as each may be amended, restated or otherwise modified from time to time.

      "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

      "Governmental Authority" means

            (i) the government of

                  (a) the United States of America, any state or other political subdivision thereof, or

                  (b) any other jurisdiction in which the Company or any
            Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs, or the Property, of the Company or any Subsidiary, and

            (ii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "GTCR LP" means Golder, Thoma, Cressey, Rauner Fund IV L.P., an Illinois limited partnership.

      "GTCR, Inc." means Golder, Thoma, Cressey, Rauner, Inc., a Delaware corporation.


U.S. AGGREGATES, INC.                  43          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      "Guaranty" means, with respect to any Person (for the purposes of this definition, the "Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

            (i) to purchase such indebtedness or obligation or any Property constituting security therefor;

            (ii) to advance or supply funds

                  (a) for the purchase or payment of such indebtedness, dividend or obligation, or

                  (b) to maintain working capital or other balance sheet
            condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

            (iii) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

            (iv) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability,

            (x) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed, it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding, and

            (y) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed, it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

Standard contractual indemnities by such Person of its own goods and services in the ordinary course of business shall be deemed not to be Guaranties.

      "Harris Trust Note" means the $9,000,000 Unsecured Note, dated March 12, 1998, of the Company payable on demand to Harris Trust and Savings Bank.

      "Hedging Arrangement" means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other


U.S. AGGREGATES, INC.                  44          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
agreement or arrangement designed to protect a Person against fluctuations in interest rates.

      "Institutional Holder" means each original purchaser of a Notes and any of its affiliates, and any other holder of a Note that is an insurance company, bank, trust company, investment company, investment banking firm, pension plan or trust, profit sharing trust, university, charitable or educational foundation or other similar Person which, in the ordinary course of its business, acquires investments such as the Notes.

      "Intergroup Transfer" has the meaning assigned to it in paragraph 8I(i).

      "Investments" means

            (a) any loans or advances to, or purchases or acquisitions of the Securities or obligations of, any Person, or

            (b) the assumption of any liability of another Person,

provided, that no Investment shall be deemed to arise from

            (i) the acquisition by the Company or any Restricted Subsidiary of its capital stock or the Warrants, or

            (ii) the sale of inventory in the ordinary course of business.

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

      "Material Adverse Effect" means a material adverse effect on (i) the business, operations, affairs, financial condition, or Properties of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or any other Financing Document,
(iii) the ability of any Subsidiary to perform its obligations under the Subsidiary Guaranty, or (iv) the validity or enforceability of this Agreement or the Notes.

      "Merger" means the merger of Western Acquisition with and into Monroc pursuant to the terms of the Merger Agreement.

      "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 29, 1998, and amended and restated as of March 4, 1998, among the Company, Western Acquisition and Monroc.

      "Monroc" means Monroc, Inc., a Delaware corporation.


U.S. AGGREGATES, INC.                  45          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      "Multiemployer Plan" means any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3(5) of ERISA).

      "NAIC Annual Statement" has the meaning assigned to it in paragraph
11B(i).

      "Net Proceeds Amount" has the meaning assigned to it in paragraph 8I(iii).

      "1996 Notes" has the meaning assigned to it in paragraph 1.

      "1996 Purchase Agreement" has the meaning assigned to it in paragraph 1.

      "1996 Warrants" has the meaning assigned to it in paragraph 1.

      "1998 Notes" has the meaning assigned to it in paragraph 3(i).

      "1998 Warrant Agreement" has the meaning assigned to it in paragraph
3(ii).

      "1998 Warrant Certificates" has the meaning assigned to it in paragraph 3(ii).

      "1998 Warrants" has the meaning assigned to it in paragraph 3(ii).

      "Notes" has the meaning assigned to it in paragraph 3(i).

      "Notice Event" has the meaning assigned to such term in paragraph
6C(iv)(b).

      "Officer's Certificate" means a certificate of a Responsible Officer of the Company.

      "Ordinary Course Transfer" has the meaning assigned to it in paragraph 8I(i).

      "PBGC" means the Pension Benefit Guaranty Corporation, and its successors and assigns.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in section 3(2) of ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

      As used in this definition,

            "Multiple Employer Pension Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer
      Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA), other than an ERISA Affiliate or the Company, contribute.

      "Permitted Acquisition" means any purchase or acquisition by the Company or any Subsidiary of all or substantially all of the assets of any other Person (or of a particular


U.S. AGGREGATES, INC.                  46          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
business unit of any other Person), or of any equity interest in any other Person, in each case which is engaged in the aggregates, or related materials and services, business.

      "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization and a government or any political subdivision or agency or instrumentality thereof.

      "Prior Closing Date" means November 22, 1996.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "Property Reinvestment Application" has the meaning assigned to it in paragraph 8I(iii).

      "Purchaser" has the meaning assigned to it in the introductory sentence of this Agreement.

      "Receivables" means any accounts, contract rights and other forms of obligations for the payment of money arising from the sale of goods or the rendering of services by the Company or any of its Restricted Subsidiaries.

      "Registration Rights Agreement" means the Registration Rights and Stockholders' Agreement, dated as of November 21, 1996, by and among the Company, Senior Management, GTCR LP and The Prudential Insurance Company of America, as amended by the First Amendment to Registration Rights and Stockholders' Agreement, dated as of June 5, 1998.

      "Required Holders" means the holder or holders of more than fifty percent (50%) of the aggregate principal amount of the Notes from time to time outstanding, exclusive of Notes owned by the Company, any Subsidiary or any Affiliate of the Company.

      "Responsible Officer" means each of the President, any Vice President and the Treasurer of the Company.

      "Restricted Investments" means all Investments except the following:

            (i) Investments existing on the Closing Date and identified in Part 13A of Annex 3;

            (ii) the following Investments (sometimes referred to as "Cash Equivalent Investments"):

                  (a) any evidence of Debt, maturing not more than one (1) year from the date of acquisition thereof, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than one (1) year from the date of issue, which is issued by


U.S. AGGREGATES, INC.                  47          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                        (I) a corporation (except the Company, a Restricted
                  Subsidiary or an Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. at the time of investment, or

                        (II) a commercial bank organized in the United States of
                  America and which has capital and surplus of at least Five Hundred Million Dollars ($500,000,000) (an "Acceptable Bank"), or

                        (III) any Existing Bank;

                  (c) any certificate of deposit or banker's acceptance or
            eurocurrency time deposit, maturing not more than one (1) year from the date of issue, which is issued by an Acceptable Bank or an Existing Bank;

                  (d) any repurchase agreement with a term of one (1) year or less which

                        (I) is entered into with an Acceptable Bank or an
                  Existing Bank,

                        (II) is secured by a fully perfected Lien in any
                  obligation of the type described in any of clauses (a) through
                  (c) above, and

                        (III) has a market value at the time such repurchase
                  agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of such Acceptable Bank or Existing Bank thereunder;

                  (e) Investments in money market mutual funds registered with the Securities and Exchange Commission meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended;

                  (f) participations in short-term loans to any corporation
            (other than an Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.; or

                  (g) Investments in short-term asset management accounts
            offered by an Acceptable Bank for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;


U.S. AGGREGATES, INC.                  48          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (iii) Investments by the Company in its Restricted Subsidiaries or by any Restricted Subsidiary in any other Restricted Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing;

            (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary, in the form of capital contributions existing on the Closing Date;

            (v) loans or advances by any Restricted Subsidiary to the Company;

            (vi) loans or advances to officers and employees of the Company or any Restricted Subsidiary (a) for travel or other ordinary business expenses in an amount not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate at any time and (b) to finance the purchase of stock of the Company or any Restricted Subsidiary in an amount not in excess (in addition to any such loans and advances permitted under clause
      (i)) of One Million Dollars ($1,000,000) in the aggregate at any time;

            (vii) loans or advances to, or deposits with, contractors and suppliers in the ordinary course of business not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate at any time;

            (viii) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits, other than deposits (x) with any Existing Bank, (y) with any bank that has executed a blocked account agreement reasonably satisfactory to the Required Holders and (z) in imprest payroll accounts, shall not at any time exceed One Million Dollars ($1,000,000) for more than three (3) consecutive days;

            (ix) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

            (x) shares of stock, obligations or other securities received by the Company or any Restricted Subsidiary in settlement of claims arising in the ordinary course of business;

            (xi) Permitted Acquisitions;

            (xii) Investments received as proceeds of any sale of assets so long as such Investments are reasonably satisfactory to the Required Holders; and

            (xiii) Guaranties of the Notes and Senior Debt by Subsidiaries.

      "Restricted Subsidiary" means, at any time,


U.S. AGGREGATES, INC.                  49          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

            (i) a corporation incorporated in the United States of America of which the Company owns, directly or indirectly, eighty percent (80%) or more of the Voting Stock of such corporation at such time; and

            (ii) Dekalb Stone, provided that the Company owns, directly or indirectly, seventy percent (70%) or more of the Voting Stock of Dekalb Stone at such time.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security" has the meaning set forth in Section 2(1) of the Securities
Act.

      "Senior Debt" has the meaning assigned to it in paragraph 12E.

      "Senior Management" means James A. Harris, the President of the Company, and Michael J. Stone, the Chief Financial Officer of the Company.

      "Series" means the 1996 Notes or the 1998 Notes.

      "Significant Holders" shall mean, at any time, (i) The Prudential Insurance Company of America and (ii) each other holder of at least ten percent (10%) of the aggregate principal amount of the Notes at such time outstanding, exclusive of Notes owned by the Company, any Subsidiary or any Affiliate of the Company.

      "Stand-Still Notice" has the meaning assigned to it in paragraph 12E.

      "Stand-Still Period" has the meaning assigned to it in paragraph 12E.

      "Stock and Intercompany Note Pledge" means the pledge of the capital stock of Subsidiaries and intercompany notes of the Company and its Subsidiaries as security for the Senior Debt.

      "Stockholders Agreement" means that certain Stockholders Agreement, dated as of January 24, 1994, by and among the Company (formerly USAI Acquisition Corp.), a Delaware corporation, GTCR LP, James A. Harris, Michael J. Stone, Hobart Richey, Edward A. Dougherty (by joinder on August 1, 1994), Charles Pullin (by joinder on October 31, 1994), and Morris Bishop, Jr. (by joinder on August 5, 1994).

      "Subordination Event of Default" has the meaning assigned to it in paragraph 12E.

      "Subsidiary" means, at any time, a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) of the Voting Stock at such time.

      "Subsidiary Guaranty" has the meaning set forth in paragraph 5F.

      "Subsidiary Stock" means the stock or equity interests (or any warrants, rights or options to acquire, or securities exchangeable or convertible into, such stock or other equity interest) of any Restricted Subsidiary.

      "Successor Corporation" has the meaning assigned to it in paragraph
8H(iv).


U.S. AGGREGATES, INC.                  50          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      "Suretyship Liability" means any agreement, undertaking or other contractual arrangement (but excluding completion and performance bonding in the ordinary course of business) by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

      "Total Assets" has the meaning assigned to it in paragraph 8I(iii).

      "Transfer" has the meaning assigned to it in paragraph 8I(iii).

      "Transferee" means any direct or indirect transferee of all or any part of any Note purchased by the Purchaser under this Agreement.

      "Voting Stock" means, with respect to any corporation, any shares of capital stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      "Warrants" means the 1996 Warrants and the 1998 Warrants.

      "Western Acquisition" means Western Acquisition, Inc., a Delaware corporation.

      "Wholly-Owned Subsidiary" means any Subsidiary one hundred percent (100%) of the Voting Stock and equity interests of which are owned by any one or more of the Company and/or other Wholly-Owned Subsidiaries.

      13C. Accounting Principles, Terms and Determinations. All references in this Agreement to "GAAP" or "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 7A.

      14. MISCELLANEOUS.

      14A. Note Payments. The Company agrees that, so long as the Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, by wire transfer of immediately


U.S. AGGREGATES, INC.                  51          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
available funds for credit (not later than 12:00 noon, New York City time, on the date due) to the Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as the Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Purchaser agrees that, before disposing of any Note, the Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 14A to any Transferee which shall have made the same agreement as the Purchaser has made in this paragraph 14A.

      14B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by the Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; provided, however, that the obligations of the Company under this paragraph 14B shall not include the payment of any fees or expenses arising in connection with any investigation or proceeding relating to the legal or regulatory status of the Purchaser or any Transferee. The obligations of the Company under this paragraph 14B shall survive the transfer of any Note or portion thereof or interest therein by the Purchaser or any Transferee and the payment of any Note.

      14C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Notwithstanding the foregoing, no amendment may be made to paragraph 12 (or this sentence) without the consent of the Agent and the Required Banks (as defined in the Bank Credit Agreement). Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 14C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note


U.S. AGGREGATES, INC.                  52          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      14D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least One Hundred Thousand Dollars ($100,000), except as may be necessary to reflect any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees; provided that no holder of any Note shall transfer such Note or any portion there if such transfer would be to a Competitor. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Upon receipt of written notice from the Agent or any Bank at any time, the Company agrees to promptly provide the Agent or such Bank, in writing, with the names and addresses of the registered holders of the Notes at such time, and the Agent or such Bank, as the case may be, shall be permitted to rely conclusively on such written notice from the Company.

      14E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least One Hundred Thousand Dollars ($100,000).

      14F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this


U.S. AGGREGATES, INC.                  53          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

Agreement and the Notes, the transfer by the Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof, provided that all representations and warranties contained in the 1996 Purchase Agreement or made in writing by or on behalf of the Company in connection therewith shall survive the execution and delivery of this Agreement.

      14G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      14H. Notices. All written communications provided for hereunder shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by national overnight courier sent on the day of the sending of such facsimile transmission), and shall be addressed to the following addresses:

            (i) if to the Purchaser, addressed to the Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as the Purchaser shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and

            (iii) if to the Company, addressed to it at 400 South El Camino Real, Suite 500, San Mateo, California 94402, Attention: Michael J. Stone, with a copy to Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois 60601, Attention: Linda K. Riley, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

      14I. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on, or Yield-Maintenance Amount with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding


U.S. AGGREGATES, INC.                  54          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT
sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

      14J. Disclosure to Other Persons. For purposes of this paragraph 14J, "Confidential Information" means information delivered to the Purchaser or other holder of Notes, if any, by or on behalf of the Company or any of the Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Financing Document that is proprietary in nature and that was identified when received by the Purchaser or other Noteholder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser or other holder of Notes prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchaser or other holder of Notes or any Person acting on behalf of the Purchaser or other holder of Notes, (c) otherwise becomes known to the Purchaser or other holder of Notes other than through disclosure by the Company or such Subsidiary or (d) constitutes financial statements delivered to the holders of Notes pursuant to this Agreement that are otherwise publicly available. Each holder of Notes will use its best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant hereto to:

            (i) such holder's directors, officers, employees, agents and professional consultants,

            (ii) any other holder of any Note,

            (iii) any Person to which such holder offers to sell such Note or any part thereof,

            (iv) any Person, other than a Competitor, to which such holder sells or offers to sell a participation in all or any part of such Note,

            (v) any federal or state regulatory authority having jurisdiction over such holder,

            (vi) the National Association of Insurance Commissioners or any similar organization, or

            (vii) any other Person to which such delivery or disclosure may be necessary or appropriate

                  (a) in compliance with any law, rule, regulation or order
            applicable to such holder,

                  (b) in response to any subpoena or other legal process,


U.S. AGGREGATES, INC.                  55          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                  (c) in connection with any litigation to which such holder is a party, or

                  (d) in order to protect such holder's investment in such Note.

      14K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by the Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      14L. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      14M. Jurisdiction; Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY OF THE NOTES AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH 14M.

      14N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      14O. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      14P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.


      [Remainder of page intentionally blank. Next page is signature page.]


U.S. AGGREGATES, INC.                  56          AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        U.S. AGGREGATES, INC.

                                        By /s/ Michael Stone
                                           -------------------------------------
                                              Name:  Michael J. Stone
                                              Title: Executive Vice President,
                                                     Chief Financial Officer


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By /s/ Robert P. Derrick
   ----------------------------------------
      Name:   Robert P. Derrick
      Title:  VP


U.S. AGGREGATES, INC.                              AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                                     ANNEX 1

                               PURCHASER SCHEDULE

--------------------------------------------------------------------------------
Purchaser Name                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Registered Name                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Note Registration Number;       R-1; $30,000,000
Principal Amount (1996 Note)

Note Registration Number;       S-1; $15,000,000
Principal Amount (1998 Note)
--------------------------------------------------------------------------------
Warrant Certificate             WR-1; 6,327 Warrants
Registration Number; Number
of Warrants (1996 Warrant
Certificate)

Warrant Certificate             WS-1; 3,208 Warrants
Registration Number;
Number of Warrants (1998
Warrant Certificate)
--------------------------------------------------------------------------------
Method of Payment               Federal Funds Wire Transfer
--------------------------------------------------------------------------------
Account Information             Bank of New York
                                New York, New York
                                ABA No.:  021-000-018
                                Prudential Managed Account No. 890-0304-391
--------------------------------------------------------------------------------
Accompanying Information for    U.S. AGGREGATES, INC.
Note Payments (1996             10.34% Senior Subordinated Notes due November
Transaction)                    22, 2006
                                Invoice Number:  5535
                                PPN:  90345@ AA 1

Accompanying Information for    U.S. AGGREGATES, INC.
Note Payments (1998             10.09% Senior Subordinated Notes due November
Transaction)                    22, 2008
                                Invoice Number: 6039
                                PPN:  90345@ AB 9

                                Due Date and Application (as among
                                principal, premium and interest) of the
                                payment being made:
--------------------------------------------------------------------------------
Address/Fax # for Payment       The Prudential Insurance Company of America
Notices                         c/o Investment Operations Group (Privates)
                                Three Gateway Center, 12th Floor
                                100 Mulberry Street
                                Newark, New Jersey 07102-4077
                                Attn: Manager
                                Tel: (201) 802-5260
                                Fax: (201) 802-8055

                                Recipient of telephonic prepayment notices:
                                Manager, Investment Structure and Pricing
                                Tel: (201) 802-6660
                                Fax: (201) 802-9425
--------------------------------------------------------------------------------
Address/Fax # for Other         The Prudential Insurance Company of America
Notices                         c/o Prudential Capital Group
                                One Gateway Center, 11th Floor
                                Newark, New Jersey 07102-5311
                                Attn: Managing Director
                                Tel: (201) 802-9182
                                Fax: (201) 802-3200
--------------------------------------------------------------------------------


U.S. AGGREGATES, INC.              Annex 1-1       AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

--------------------------------------------------------------------------------
Purchaser Name                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Other Instructions (if any)     None
--------------------------------------------------------------------------------
Instructions re:  Delivery      Law Department of Purchaser
of Note and Warrant
Certificate
--------------------------------------------------------------------------------
Tax Identification Number       22-1211670
--------------------------------------------------------------------------------


U.S. AGGREGATES, INC.              Annex 1-2       AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                                     ANNEX 2

                         PAYMENT INSTRUCTIONS AT CLOSING

      In accordance with paragraph 4(i) of the Agreement, the Company authorizes and directs you to make payment for the 1998 Notes and 1998 Warrants being purchased by you by payment by federal funds wire transfer in immediately available funds of the purchase price thereof to:

            Bank of America Illinois

            ABA #:071000039

            Account #78-19625

            Account Name: U.S. Aggregates, Inc.



U.S. AGGREGATES, INC.              Annex 2-1       AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT

                                     ANNEX 3

                            INFORMATION AS TO COMPANY

Part 10A: Organization

[To Be Provided by the Company].

Part 10B: Financial Statements

[To Be Provided by the Company].

Part 10C: Actions Pending

[To Be Provided by the Company].

Part 10D: Outstanding Debt

[To Be Provided by the Company].

Part 10H: Limitations on Debt

[To Be Provided by the Company].

Part 10O(i): Capitalization

[To Be Provided by the Company].

Part 10O(ii): Reservation of Common Stock

[To Be Provided by the Company].

Part 10O(iii): Stockholders Agreements, etc.

[To Be Provided by the Company].

Part 13A: Investments

[To Be Provided by the Company].


U.S. AGGREGATES, INC.              Annex 3-1       AMENDED AND RESTATED NOTE AND
                                                      WARRANT PURCHASE AGREEMENT